Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated September 30, 2025, with respect to the consolidated financial statements of United Natural Foods, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.
/s/ KPMG LLP

Minneapolis, Minnesota
December 18, 2025